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                                                                     Exhibit 2.2

                               ARTICLES OF MERGER

                                       OF

                              GIC ACQUISITION CORP.

                             a Minnesota corporation

                                  WITH AND INTO

                                 PROUROCARE INC.

                             a Minnesota corporation

To the Secretary of State
State of Minnesota:

         THE UNDERSIGNED, Michael P. Grossman, as the Chief Executive Officer of ProUroCare Inc., a Minnesota corporation (the "Surviving Entity"), and R.J. Demman, as the Chief Executive Officer of GIC Acquisition Corp., a Minnesota corporation (the "Merging Company"), hereby certify as follows:

         1. Attached hereto is the Agreement and Plan of Merger for the merger of the Merging Company with and into the Surviving Entity, which has been duly adopted by the board of directors of the Merging Company and the board of directors of the Surviving Entity. These Articles of Merger, together with the attached Agreement and Plan of Merger, shall constitute one single document.

         2. The Agreement and Plan of Merger have also been authorized and approved by the shareholders of the Merging Company and the Surviving Entity.

         3. The merger shall be effective as of the filing of these Articles of Merger with the Minnesota Secretary of State.

         IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Merging Company and the Chief Executive Officer of the Surviving Entity have executed this document on behalf of their respective entities on this 1st day of April, 2004.

MERGING COMPANY:                            SURVIVING ENTITY:

GIC ACQUISITION CORP.                       PROUROCARE INC.
a Minnesota corporation                     a Minnesota corporation


/s/ R. J. Demman                            /s/ Michael P. Grossman
-------------------------------             --------------------------------
R.J. DEMMAN                                 MICHAEL P. GROSSMAN
Chief Executive Officer                     Chief Executive Officer